Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statements (Form S-3 No. 333-233857, 333-153409, 333-140272, and 333-140198) of SunPower Corporation, and

(2) Registration Statements (Form S-8 No. 333-237065, 333-231402, 333-224759, 333-216114, 333-209593, 333-205207, 333-195608, 333-186821, 333-179833, 333-178027, 333-172477, 333-150789, 333-142679, 333-140197 and 333-130340) of SunPower Corporation;

of our reports dated March 9, 2023 (except for the effects of liquidity and going concern disclosed in Note 1 and of the restatement disclosed in Note 2 of the consolidated financial statements, as to which the date is December 18, 2023), with respect to the consolidated financial statements of SunPower Corporation and the effectiveness of internal control over financial reporting of SunPower Corporation included in this Annual Report (Form 10-K/A) for the year ended January 1, 2023.

/s/ Ernst & Young LLP

San Jose, California
December 18, 2023